EXHIBIT 23.1



            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Ridgefield Industries Corporation
Edison, NJ

We hereby consent to the use of our report dated July 26th, 2002 for the period from March 8 (inception) to June 30, 2002 to be included in the Registration Statement on Form 10-SB of Ridgefield Industries Corporation in accordance with
Section 12(g) of the Securities Exchange Act of 1934.



 /s/ Stan J.H. Lee, CPA /s/
----------------------------
   Stan J. H. Lee, CPA


July 26th, 2002
Fort Lee, New Jersey